[LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD]
Exhibit 5.1

February 26, 2002

R. R. Donnelley & Sons Company
77 West Wacker Drive
Chicago, Illinois 60601

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by R. R. Donnelley & Sons Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) debt securities of the Company, which may be unsecured senior debt securities (the “Senior Indebtedness”) and/or unsecured subordinated debt securities (the “Subordinated Indebtedness”); (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), of the Company; or (iii) shares of the Company’s common stock, par value $1.25 per share (the “Common Stock”), together with the Preferred Stock Purchase Rights (the “Rights”) associated with the Common Stock, in each case in amounts, at prices and on terms to be determined at the time of an offering.

Unless otherwise specified in the applicable prospectus supplement, the Senior Indebtedness will be issued under the Senior Indenture dated November 1, 1990 (the “Senior Indenture”) between the Company and Citibank, N.A., as trustee (the “Senior Trustee”); and the Subordinated Indebtedness will be issued under the Subordinated Indenture (the “Subordinated Indenture”) between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Subordinated Trustee”), substantially in the form filed as an exhibit to the Registration Statement. The terms of the Rights are set forth in the Rights Agreement dated as of April 25, 1996 (the “Rights Agreement”) between the Company and EquiServe Trust Company, N.A., as successor to First Chicago Trust Company of New York, as Rights Agent.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1.    The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2.    Each series of Senior Indebtedness will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Senior Indebtedness shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Indebtedness as contemplated by the Registration Statement and the Senior Indenture; and (iv) such series of Senior Indebtedness shall have been duly executed and authenticated as provided in the Senior Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

3.  Each series of Subordinated Indebtedness will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and duly executed and delivered by the Company and the Subordinated Trustee; (ii) a prospectus supplement with respect to such series of Subordinated Indebtedness shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Subordinated Indebtedness as contemplated by the Registration Statement and the Subordinated Indenture; and (iv) such series of Subordinated Indebtedness shall have been duly executed and authenticated as provided in the Subordinated Indenture and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

4.    Each series of Preferred Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock as contemplated by the Registration Statement; (iv) the Company shall have filed with the Delaware Secretary of State a Certificate of Designation with respect to such series of Preferred Stock; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

5.    The shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such shares of Common Stock as contemplated by the Registration Statement; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

6.    The Rights, if any, associated with the shares of Common Stock covered by the Registration Statement will be legally issued when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Rights shall have been duly issued in accordance with the terms of the Rights Agreement; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Senior Indebtedness, each series of Subordinated Indebtedness, each issue of Common Stock and associated Rights, if any, and each series of Preferred Stock, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of Senior Indebtedness, the Senior Indenture will not have been modified or amended; (iii) in the case of the issue of Subordinated Indebtedness, the form of the Subordinated Indenture will not have been modified or amended; and (iv) the Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

With respect to any instrument or agreement executed or to be executed by any party other than the Company, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such other party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and (ii) such other party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of, such other party.

This letter is limited to the General Corporation Law of the State of Delaware, the federal laws of the United States of America and the laws of the State of New York. We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the securities to be registered pursuant to the Registration Statement.

This letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, subject to the next succeeding sentence, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent. We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

Ve	ry truly yours,

/s/	Sidley Austin Brown & Wood